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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2014

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (01/12)

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 23, 2014, Crimson Forest Entertainment Group Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with Portnice Investment Limited, a British Virgin Islands corporation (“Portnice”), under which the Company may sell and issue to Portnice up to an aggregate maximum of $2,000,000 in principal amount of Convertible Promissory Notes prior to March 3, 2019. On December 31, 2014, the Company issued an additional Convertible Promissory Note to Portnice under the Note Purchase Agreement in the principal amount of USD $1,000,000. The Convertible Promissory Note is convertible at the holder’s option into shares of Company common stock at $0.008 per share or at the purchase price of capital stock issued in a “Qualified Financing”, as defined in the Convertible Promissory Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Report is incorporated under this Item by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Report is incorporated under this Item by reference. The issuance of the USD $1,000,000 Convertible Promissory Note to Portnice was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Convertible Note Purchase Agreement, including form of Convertible Promissory Note, dated March 23, 2014, by and between the Registrant and Portnice Investment Limited, a British Virgin Islands corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on October 20, 2014).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: January 7, 2015	By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chief Executive Officer

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